UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 20, 2014 (date of earliest event report)

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On June 20, 2014, we completed the sale of certain operating assets comprising five (5) emission testing centers in the Houston, Texas market.  The stores were sold to ZAK’s & HF Enterprises (“Zak’s”), LLC, a Texas based, limited liability corporation.  After taking into consideration the sale of these five (5) emission testing centers, we now operate thirty-two (32) emission testing centers in Atlanta, GA, St. Louis, MO and Salt Lake City, UT metropolitan areas, plus four (4) mobile testing units in the Atlanta, GA area.

In exchange for these operating assets, Zak’s paid us $140,000 in cash along with a twelve (12) month $60,000 note receivable.  The shareholders of Zak’s were unrelated to us and our affiliates, and the purchase price was determined by arms-length negotiations.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Speedemissions, Inc. press release dated June 20, 2014

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2014	Speedemissions, Inc., a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President and Chief Executive Officer